2026 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

OF

PARK-OHIO INDUSTRIES, INC.

2026 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
OF
PARK-OHIO INDUSTRIES, INC.
Section    Page
1.1    Purpose    1
1.2    Intention of Plan Design    1
1.3    Effective Date    1
ARTICLE II DEFINITIONS    2
2.1    Definitions    2
2.2    Construction    4
ARTICLE III ELIGIBILITY FOR PLAN PARTICIPATION    5
3.1    Eligible Employees    5
3.2    Former Participant    5
ARTICLE IV CREDITS    6
4.1    Initial Account Balances    6
4.2    Account Credits    6
4.3    Interest Credits    6
4.4    Account Balance Offsets    6
4.5    Vesting    6
ARTICLE V PARTICIPANT ACCOUNTS AND PLAN FUNDING    7
5.1    Participant Accounts    7
5.2    Unfunded Plan.    7
ARTICLE VI DISTRIBUTION    8
6.1    Distribution Upon Separation from Service or Disability    8
6.2    Method of Payment.    8
6.3    Distributions Upon Death    8
6.4    Taxes    9
ARTICLE VII BENEFICIARIES    10
ARTICLE VIII ADMINISTRATIVE PROVISIONS    11
8.1    Administrator    11
8.2    Powers and Authorities of the Committee    11
8.3    Indemnification    11
ARTICLE IX AMENDMENT AND TERMINATION    12
9.1    Amendment and Termination    12
ARTICLE X MISCELLANEOUS    13
10.1    Non-Alienation of Benefits    13
10.2    Payment of Benefits to Others    13
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10.3    Plan Non-Contractual    13
10.4    Taxation of Benefits    13
10.5    Claims of Other Persons    13
10.6    Severability    13
10.7    Governing Law    13

EXHIBIT A -- DEFINITION OF KEY EMPLOYEE    A-1

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ARTICLE I

PURPOSE; ADOPTION BY THE COMPANY
1.1Purpose. This 2026 Supplemental Executive Retirement Plan of Park-Ohio Industries, Inc. (the “Plan”) is intended to permit Park-Ohio Industries, Inc. (the “Company”) and its Affiliates to separately establish an unfunded, nonqualified deferred compensation plan for a select group of its management or highly compensated employees. It is intended that this Plan shall be exempt from the provisions of Parts 2, 3 and 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and such other requirements of ERISA and other laws as may result from such status.
1.2Intention of Plan Design. This Plan is intended to provide for the deferral of federal income taxation on the amounts deferred hereunder until paid to a Participant or Beneficiary. Accordingly, this Plan is intended to provide that a Participant shall not have constructive receipt of income prior to the date that payment is made to a Participant and is likewise intended to comply with the requirements of Section 409A of the Code. If any terms of this Plan do not comply with the foregoing requirements of ERISA or the federal income tax law, those terms are hereby deemed to be amended to, and shall be interpreted and applied by the Committee, to comply with such requirements of the law.
1.3Effective Date. This Plan is generally effective as of January 1, 2026.

ARTICLE II

DEFINITIONS
2.1Definitions. Except as otherwise required by the context, the terms used in the Plan shall have the meaning hereinafter set forth.
Account. The separate notional bookkeeping account maintained on behalf of each Participant pursuant to Section 4.1.
Account Balance. The balance of the Participant’s Account, as is provided for in Article IV.
Account Credits. “Pay Credits” and other Account Credits added to a Participant’s Plan Account balance pursuant to Section 4.1 and Section 4.2 of this Plan.
Administrator. “Administrator” is defined in Section 8.1.
Affiliate. The Company and (a) any member of a controlled group of corporations (as determined under Section 414(b) of the Code) of which the Company is a member, or (b) a group of trades or businesses (whether or not incorporated) which are under common control with the Company within the meaning of Section 414(c) of the Code.
Beneficiary. The person who, in accordance with the provisions of Article VII, shall be entitled to receive a distribution hereunder in the event a Participant dies before his or her interest under the Plan has been distributed to in full to the Participant.
Board. The Compensation Committee of the Board of Directors of the Company.
Cash Balance Plan. The cash balance component of the Park-Ohio Industries, Inc. and Subsidiaries Pension Plan, as set forth within Division II, Part I, Articles 1 – 8, and as amended from time to time.
Code. The Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section and all rulings, regulations, notices, announcements, decisions, orders and other pronouncements that are issued by the United States Department of the Treasury, the Internal Revenue Service, or any Court of competent jurisdiction that are lawful and pertinent to the interpretation, application or effectiveness of such section.
Commencement Date. The date that is specified in Article VI as the date that an amount becomes payment to a Participant or Beneficiary.

Company. Park-Ohio Industries, Inc., its corporate successors, and the surviving corporation resulting from any merger of Park-Ohio Industries, Inc. with any other corporation.
Committee. The individuals appointed by the Board to administer the Plan on behalf of the Company and other adopting Employers, pursuant to Section 8.1.
Compensation. An employee’s “Compensation” as defined in the Cash Balance Plan, but without regard to the provisions of subsection (e) thereof (i.e., the Code Section 401(a)(17) limit).
Disability. A Participant shall be considered to have terminated employment on account of “Disability” if one of the following tests is met at the time of the Participant’s separation from service:
(a)    The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical impairment or mental impairment which can be expected to result in death or can be expected to last for a period of not less than 12 months, or
(b)    the Participant, by reason of any medically determinable physical impairment or mental impairment which can be expected to result in death or can be expected to last for a period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Employer.
(c)    The Participant has been determined to be totally disabled by the Social Security Administration.
Eligible Employee. An Eligible Employee is defined in Section 3.1.
Employer. Park-Ohio Industries, Inc.
Entry Date. On and after January 1, 2026, the first day of the calendar month coincident with or next following the date of an Eligible Employee’s initial participation.
Excess Compensation. A Participant’s Compensation for a Plan Year that exceeds the annual compensation limit applied under the Cash Balance Plan for such Plan Year, pursuant to Section 401(a)(17) of the Code.
Interest Credit Date. Interest shall be compounded for each Plan Year Quarter and shall be credited to a Participant’s Account in accordance with the provisions of Section 5.3 of the Cash Balance Plan.

Interest. The term “Interest” shall have the same meaning as is provided for in Section 5.4 of the Cash Balance Plan.
Key Employee. Any Participant who is considered to be a Key Employee under this Plan as of the date of the Participant’s Separation from Service. For this purpose, December 31 of each calendar year shall be the “Key Employee Determination Date”; and if a Participant is a Key Employee as of a Key Employee Determination Date (determined under Code Section 416(i) and the rules of Exhibit A), the Participant shall be considered to be a Key Employee pursuant to that determination for the 12 month period beginning on the following April 1.
Participant. Any Eligible Employee of an Employer who participates in a Plan of his Employer pursuant to Article III of this Plan.
Plan. The term “Plan”, unless otherwise indicated herein, shall refer to each separate plan which is adopted by the Company or an Affiliate in accordance with the terms of Section 9.1.
Plan Year. The calendar year commencing on January 1st and ending on December 31st.
Plan Year Quarter. A three-month period that begins January 1, April 1, July 1 and October 1 in each Plan Year.
Separation from Service. A Participant shall be deemed to have incurred a “Separation from Service” under this Plan only if the Participant has ceased to be an employee of the Employer and is not employed by a corporation that is a successor to the Employer via a merger or consolidation, or by an Affiliate. For this purpose, the Participant shall not be deemed to have incurred a Separation from Service if the Participant is on a leave of absence on account of sickness, disability, military leave or other reasons agreed to by the Employer; provided, however, that if any such leave of absence exceeds six months, the Participant shall only be considered to have continued on a leave of absence beyond that six month period if the Participant has a right to reemployment that is provided under an employment agreement, an Employer leave policy that generally applies to other similarly situated employees, or applicable law. Notwithstanding the foregoing, for all purposes of this Plan, the term “Separation from Service” shall be interpreted and applied in a manner that is consistent with the requirements of Code Section 409A.
Valuation Date. The last business day of each calendar month.
2.2Construction. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

ARTICLE III

ELIGIBILITY FOR PLAN PARTICIPATION
3.1Eligible Employees. Effective January 1, 2026, Eligible Employees under this Plan shall initially be those employees who are specified by the Employer as Eligible Employees in the resolution of the Board adopting the Plan. Any such Eligible Employees shall commence participation immediately after the adoption of such resolution.
From time to time thereafter, the Chief Executive Officer or President of the Company, in his or her sole discretion, may designate that other employees of the Company or an Affiliate shall be Eligible Employees under such Plan and/or that one or more Eligible Employees shall cease to be Eligible Employees under such Plan. Any such action shall be taken in writing and shall be communicated to the affected employees in writing. An Eligible Employee who becomes a Participant after the Effective Date shall commence participation in the Plan on the next Entry Date.
Any such action shall be made in writing and shall be communicated to the affected employees in writing.
3.2Former Participant. A Participant in a Plan shall become a former Participant when he or she has ceased to be an employee of his or her Employer or any Affiliate.

ARTICLE IV

CREDITS
4.1Initial Account Balances. Each Employee who is designated by the Board as being an initial Participant in this Plan shall have an initial dollar amount credited to his or her Plan Account, effective as of January 1, 2026. The amount of the initial Account Credit shall be specified in a written action of the Board.
4.2Account Credits. Each Plan Participant shall have a “Pay Credit” made to his or her Plan Account for each Plan Year Quarter, in which he or she is paid Excess Compensation. Pay Credits shall equal a percentage of the Participant’s Excess Compensation paid during the Plan Year Quarter. The percentage applicable to a Plan Year Quarter shall be the same as the Pay Credit percentage specified in Section 5.2(a) of the Cash Balance Plan for such Plan Year Quarter.
A Participant’s Pay Credit for a Plan Year Quarter shall be added to the Participant’s Account Balance as of the first day of the following Plan Year Quarter.
A Plan Participant may have additional Credits made to his or her Plan Account from time to time, as specified by written action of the Board.
Other Credits to a Participant’s Account shall be added to the Participant’s Account Balance as of a date specified in the written action of the Board granting such Credits; and in the absence of any such date being designated by the Board, such Credits shall be made to a Participant’s Account Balance as of the first day of the following Plan Year Quarter.
4.3Interest Credits. Beginning with the Plan Year Quarter ending March 31, 2026, Interest shall be credited to a Participant’s Account Balance on the following Interest Credit Date, consistent with the provisions of the Cash Balance Plan.
4.4Account Balance Offsets. Notwithstanding Section 4.5 below, or any other provisions of this Plan, the Account Balance of a Participant shall be reduced by the amount of any Supplemental Pay Credits that are made for a Participant under Section 5.2(b) of the Cash Balance Plan. The timing of any such reduction in the Account Balance of the Participant under this Plan shall be coincidental with the effective date for the Supplemental Pay Credits that are provided to the Participant under Section 5.2(b) of the Cash Balance Plan.
4.5Vesting. A Participant who has completed five years of “Vesting Service” shall at all times be 100% vested in the balance in his Account. In addition, a Participant’s Account shall be 100% vested if he or she incurs a Disability or a termination of employment on account of death before completing five years of Vesting Service. If a Participant incurs a termination of employment from the Company and all of its Affiliates before completing five years of Vesting Service and is not vested on account of Disability or death, all amounts credited to the Participant’s Plan Account shall be immediately and irrevocably forfeited. For this purpose, years of Vesting Service shall be determined in accordance with the “elapsed time” method of crediting service set forth in Treasury Regulations Section 1.410(a)-7.

ARTICLE V

PARTICIPANT ACCOUNTS AND PLAN FUNDING
5.1Participant Accounts. Each Participant in a Plan shall have established in his or her name an Account which shall reflect the amount potentially payable to the Participant under this Plan, as adjusted from time to time pursuant to Article IV. All Accounts maintained for purposes of any Plan shall merely constitute bookkeeping records of the Employer and shall not constitute any allocation whatsoever of any assets of the Employer or any Affiliate or be deemed to create any trust or special deposit with respect to any of the assets of the Employer or any Affiliate pursuant to Article IV.
5.2Unfunded Plan.
(a)The obligation under the Plan to provide a Participant with all or a portion of the amounts credited to his Account constitutes the sole unsecured promise of the Employer which sponsors such Plan. No Participant or Beneficiary shall have any rights whatsoever in or with respect to any funds or other assets owned or held by the Employer (or any Affiliate thereof), the rights of a Participant or Beneficiary under any Plan being solely those of a general unsecured creditor of the Employer sponsoring such Plan.
(b)Notwithstanding the provisions of paragraph (a), each Employer may establish or participate in one or more trusts for the purpose of setting aside funds to provide for the payment of benefits under its Plan. Such trust or trusts may include a master trust or collective investment trust maintained by the Company in conjunction with this Plan. However, in accordance with the foregoing provisions of this Section, the assets of such trust or trusts shall at all times remain subject to the claims of the general creditors of such Employer, except to the extent and at such time as any payment is made therefrom to a Participant or Beneficiary under the Plan of the Employer; and no Participant or Beneficiary shall have any rights whatsoever in or with respect to any such trust or the assets thereof. To the extent that an Employer that the Employer makes contributions to such a trust or trusts, such contributions may be invested in one or more investment funds thereunder as shall be agreed to between the Employer and the Trustee (or, in the case of a master or collective investment trust, the Company and the Trustee).

ARTICLE VI

DISTRIBUTION
6.1Distribution Upon Separation from Service or Disability.
(a)If a vested Participant has a Separation from Service (other than on account of death) or a Participant is Disabled, the vested Account Balance credited to the Participant’s Account shall be payable to him or her as of his Commencement Date. The Commencement Date for distribution of the Participant’s Account shall be:
(i)In the case of a Participant who is entitled to a distribution on account of Separation from Service:
(A)If the Participant is a Key Employee, the Valuation Date for the sixth calendar month following the calendar month in which the Participant’s cessation of employment occurs, and
(B)If the Participant is not a Key Employee, the Valuation Date for the calendar month following the calendar month in which the Participant’s cessation of employment occurs.
(ii)In the case of a Participant who is entitled to a distribution on account of Disability, the Valuation Date for the calendar month following the calendar month in which the Participant’s Disability occurs.
(b)Notwithstanding any other provision of the Plan to the contrary, a Participant, may elect to defer the Commencement Date by filing a written request to do so with the Plan Administrator at least one year prior to the Commencement Date that would have followed the date of his Separation from Service or Disability (the “Original Commencement Date”). In addition, unless the Participant is entitled to a Distribution on account of Disability, no such election of a later Commencement Date shall be effective unless the subsequent Commencement Date is at least five years later than the Original Commencement Date. Any such election to defer the Commencement Date shall become effective and irrevocable if it is on file with the Plan Administrator as of the date that is one year prior to the Original Commencement Date.
(c)If a payment is due to a Participant or Beneficiary and the Participant or Beneficiary has not contacted the Administrator, the Administrator shall send a registered or certified letter, return receipt requested, to the last known address of the Participant or Beneficiary advising that person of his or her right to payment; and, if there is no response to such letter, the Administrator shall make a diligent effort to ascertain the whereabouts of such Participant or his Beneficiary.
(d)If all or any portion, of the amount that is payable to a Participant or his Beneficiary has not been paid because the Participant or his Beneficiary cannot be located and/or has not provided information that the Administrator needs to effect the payment, the Participant’s Account shall be considered a forfeiture and shall be used to reduce the cost of the Plan.

Thereafter, the amount that was distributable to the Participant or Beneficiary shall be paid to the Participant or Beneficiary only if, prior to the termination date of this Plan, the Participant or Beneficiary does provide the information that the Administrator needs to effect the payment from the Plan.
6.2Method of Payment. The method of payment under this Plan shall be a lump sum payment.
6.3Distributions Upon Death. Upon the death of a Participant or former Participant, any amount remaining in his or her Account shall be distributable to his or her Beneficiary. Payment to a Beneficiary shall be made in a single lump sum. The Commencement Date for payment shall be the Valuation Date in the month following the month in which the Administrator receives written notice of the Participant’s death.
6.4Taxes. Income, employment and any other applicable taxes shall be withheld from any distribution hereunder to the extent that the Company believes is required by law. It is intended that any applicable taxes under Code Sections 3101, 3121(a) and 3121(v)(2) (“FICA Taxes”) that are a liability of the Participant be withheld from other compensation that is payable to the Participant. However, to the extent that FICA Taxes cannot be withheld from other compensation of a Participant, the Company may pay such taxes, and any additional federal, state or local income tax withholding that is also required on account of such payments by the Company being included as taxable income of the Participant, and deduct from the Participant’s Plan Account the amount of the FICA Taxes and income tax withholding so paid. The Participant or a Beneficiary who receives payments hereunder or who otherwise has taxable income as a result of this Plan shall be issued a Form W-2, Form 1099 or other report as required by law and such report also shall be filed with taxing authorities as is required by law.

ARTICLE VII

BENEFICIARIES
In the event a Participant dies before the balance in his or her Account has been distributed to him or her in full, any remaining balance shall be distributable to a Beneficiary in accordance with Section 6.4.
The following rules shall apply for purposes of designating Beneficiaries under this Plan and determining the appropriate payees for payments after the death of a Participant:
(a)Any individual, partnership, corporation, trust, estate or other entity may be designated as a Beneficiary. If there is no designated Beneficiary who survives the Participant, then the balance in his Accounts shall be paid to his estate.
(b)All designations of a Beneficiary shall be made by the Participant in writing on a form which is supplied by the Administrator, signed by the Participant, and filed with the Administrator. A Participant may change his designation of Beneficiary at any time. To change his Beneficiary, the Participant must complete a new Beneficiary designation form and file such form with the Administrator prior to the death of the Participant. No designation of Beneficiary will be recognized under this Plan unless it is filed with the Administrator prior to the death of the Participant.
(c)If the individual designated by the Participant as his Beneficiary is the spouse of the Participant at the time of such designation or at any time thereafter, and if the Participant and his spouse are legally divorced or their marriage is legally dissolved or annulled, unless the divorce decree or a similar court order directs otherwise, the spouse of the Participant shall cease to be the Beneficiary and the estate of the Participant shall become the Beneficiary unless and until such time as the Participant designates a new Beneficiary.
(d)If a Participant is entitled to a payment and dies after the Commencement Date for the payment but prior to the date of actual payment, the payment shall be paid to the estate of the Participant.

ARTICLE VIII

ADMINISTRATIVE PROVISIONS
8.1Administrator. The Company shall be the Administrator of the Plan. On behalf of the Company, the Board shall appoint one or more individuals as the members to the Park-Ohio Industries, Inc. Supplemental Executive Retirement Plan Committee, which shall perform the duties of the Administrator. However, another person, entity or committee may be appointed by the Board to act on its behalf as Administrator; and if it does so, references in this Plan to the Committee shall be deemed to be references to such person, entity or committee.
8.2Powers and Authorities of the Committee. The Committee shall have full power and authority to interpret, construe and administer the Plan; and its interpretations and construction of the Plan shall be binding on all persons. The Committee may delegate any of its powers, authorities, or responsibilities for the administration of the Plan to any person or committee so designated in writing by it. The Committee may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith. Members of the Committee shall not participate in any action or determination regarding their own benefits, if any, payable under the Plan.
8.3Indemnification. In addition to whatever rights of indemnification a member of the Committee, or any other person or persons to whom any power, authority, or responsibility is delegated pursuant to Section 8.2, may be entitled under the articles of incorporation, regulations, or by-laws of the Company or the Employers, under any provision of law, or under any other agreement, the Company and the Employers shall satisfy any liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such member or such other person or persons of any of the powers, authority, responsibilities, or discretion provided under the Plan.

ARTICLE IX

AMENDMENT AND TERMINATION
9.1Amendment and Termination. The Company reserves the right to amend or terminate this Plan at any time by action of the Board. Unless otherwise provided in the resolution effecting such termination, the foregoing provisions of this Section shall be applicable with respect to the Participants in the terminating plan.
It is the intention of the Company that, unless otherwise specifically provided for in the provisions that effect an amendment or termination of this Plan, an amendment or termination of this Plan shall not cause the terms of this Plan, or its operation, to be in violation of the provisions of Code Section 409A. Accordingly, upon an amendment or termination of this Plan, except to the extent that the amendment or termination provisions specifically provide to the contrary that the vested Account balance of the Participant at the end of the calendar year that includes the date of the amendment or termination shall continue to be payable to the Participant or a Beneficiary at the time or times that are otherwise provided for under this Plan.
Thus, after an amendment or termination, the Plan Account of the of the Participant that exists as of the end of the calendar year that includes the date of the amendment or termination, shall be payable to the Participant or Beneficiary at a time or times that are different than the time or times otherwise provided for herein, only if, and only to the extent that, the amendment or termination provisions adopted by the Board specifically provide for a change in the timing of such payments.

ARTICLE X

MISCELLANEOUS
10.1Non-Alienation of Benefits. No benefit under the Plan shall at any time be subject in any manner to alienation or encumbrance. If any Participant or Beneficiary shall attempt to, or shall, alienate or in any way encumber his benefits under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents as the Administrator may select.
10.2Payment of Benefits to Others. If any Participant or Beneficiary to whom a benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother, or sister, or any other individual deemed by the Administrator to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of Section 10.2 shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.
10.3Plan Non-Contractual. Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by any Employer (or an Affiliate) to continue his employment with the Employer (or any Affiliate), and nothing herein contained shall be construed as a commitment on the part of the Employer (or an Affiliate) to continue the employment or the annual rate of compensation of any such person for any period; and all Participants shall remain subject to discharge to the same extent as if the Plan had never been established.
10.4Taxation of Benefits. It is the intention of the Employer that amounts payable to a Participant or Beneficiary under the Plan shall not be included in the gross income of the Participant or Beneficiary until such time as payments are made under the provisions of the Plan. If, at any time, it is determined that amounts payable under the Plan are currently taxable to a Participant or his Beneficiary, the amounts credited to the Participant’s Accounts which have become so taxable shall be distributable immediately to such Participant; provided, however, that in no event shall amounts so payable to a Participant exceed the value of his Accounts.
10.5Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Employer, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.
10.6Severability. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted therefrom.
10.7Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

PARK-OHIO INDUSTRIES, INC.

By:

Title:

Date:

Signature Page 2026 Supplemental Executive Retirement Plan

EXHIBIT A
KEY EMPLOYEE DETERMINATION
Key Employee. A Participant is a “Key Employee” under this Plan as of a Key Employee Determination Date if, at any time during the Determination Period, the Participant was:
(a)    An officer of the Employer having annual Compensation from the Employer and all of its Affiliates in a calendar year within the Determination Period in which he was an officer of more than $235,000 (as adjusted under section 416(i)(1) of the Code for calendar years beginning after December 31, 2025) ; provided that not more than 50 individuals (or, if less, the greater of 3 individuals or 10% of the highest number of Employees (including leased employees) of the Employer and all Affiliates in any calendar year in the Determination Period) shall be considered officers for this purpose; and if the actual number of officers during the Determination Period exceeds such maximum number, only such maximum number of officers who had the highest Compensation during any Plan Year within the Determination Period in which they were officers shall be counted as officers for this purpose;
(b)    a 5% owner (actual or deemed under Section 318 of the Code) of the Employer or any Affiliate; or
(c)    a l% owner (actual or deemed under Section 318 of the Code) of the Employer or any Affiliate whose annual Compensation from all Affiliates (during a year in which he was at least a 1% owner) was more than $150,000.
References herein to Section 318 of the Code shall be deemed to refer to Section 318 as modified by Section 416(i)(1)(B)(iii) of the Code.
The foregoing provisions of this Exhibit A are intended to define “key employee” strictly as required by Section 416(i) of the Code and shall be interpreted, applied and, if and to the extent necessary, shall be deemed modified, so as not to include or exclude any individual as a “key employee” who is not so includible or excludible under the terms of Section 416(i), and for the purpose of any such modification, Section 416(i) of the Code is hereby incorporated herein by reference.
Determination Period. For purposes of this provision, the “Determination Period” is the calendar year containing the date of the Participant’s Separation from Service.
Affiliate. The term “Affiliate” means the Employer and any member of any of the following groups if such group includes an Employer: (A) a controlled group of corporations within the meaning of Section 414(b) of the Code; or (B) a group of trades or businesses (whether or not incorporated) which are under common control within the meaning of Section 414(c) of the Code; (C) an affiliated service group within the meaning of Section 414(m) of the Code; or any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code.
A-1